Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form Form S-8 (No. 333-149200) and Form S-3 (No. 333-151303) of Targa Resources Partners LP of our report dated March 31, 2009 relating to the consolidated balance sheet of Targa Resources GP LLC, which appears in the Current Report on Form 8-K of Targa Resources Partners LP dated April 2, 2009.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 2, 2009